UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2012

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2012, a Securities Purchase Agreement (the "Purchase Agreement") was entered into by and among Converted Organics Inc. ("Company," "we," "our," or "us"), Iroquois Master Fund, Ltd. ("IMF" or "Buyer") and Iroquois Capital Opportunity Fund, Ltd. ("ICOF"). Upon the terms and subject to the Purchase Agreement, we agreed to sell to Buyer certain Notes (defined below) and Warrants (defined below). Chardan Capital Markets, LLC acted as the sole placement agent for this transaction.

Description of Notes

Pursuant to the terms of the Purchase Agreement, we agreed to sell to Buyer twelve (12) senior secured convertible notes (each note a "Note," and collectively the "Notes"). The initial Note will have an original principal amount of $247,500, and will be issued for a purchase price of $225,000. The remaining eleven (11) Notes will each have an original principal amount of $237,600, and will each be issued for a purchase price of $216,000. The aggregate principal amount of Notes that we may issue pursuant to the Purchase Agreement is $2,861,100, for an aggregate purchase price of $2,601,000. Each Note matures eight (8) months after issuance. The closing of the purchase of the initial Note is expected to occur on January 6, 2012, and the closing of the remaining Notes is expected to occur on first day of each month thereafter, subject to the closing conditions described below. The Notes are being issued with an original issue discount and are not interest bearing, unless we are in default on the Notes, in which case the Notes carry an interest rate of 18% per annum.

The Notes are convertible into shares of our common stock at a conversion price equal to the lowest of (1) the three lowest closing sale prices of our common stock during the twenty trading day period preceding the issuance of the particular Note (with respect to each Note, such term is referred to as the "Fixed Conversion Price"), (2) the price which is 85% of the three lowest closing sale prices of the our common stock during the twenty trading day period preceding the applicable conversion date, and (3) the price which is 85% of the closing sale price of our common stock on the trading day preceding the applicable conversion date; provided that if we make certain dilutive issuances (with limited exceptions), the Fixed Conversion Price of the Notes will be lowered to the per share price for the dilutive issuances.

The closing of the purchase of the initial Note is expected to occur on January 6, 2012. The closing of the remaining Notes is expected to occur on first day of each month thereafter. However, the obligation of Buyer to purchase additional Notes (and the related Warrants) is subject to the satisfaction of certain conditions, including, without limitation, the following:

• No Event of Default (as defined in the Notes) has occurred and no circumstance or event exists or has occurred that, with or without the passage of time, could reasonably be expected to result in an Event of Default.

• Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect (as defined in the Notes).

• No event or circumstance shall exist or have occurred with respect to the Company or any of its subsidiaries such that such Buyer shall believe in its good faith discretion that the prospect of payment of all or any part of any indebtedness owed to such Buyer by the Company and/or any of its subsidiaries (including, without limitation, under any of the Notes (whether then outstanding or to be issued) or any of the notes issued to Buyer in April 2011 (the "April 2011 Notes")) is impaired or is unlikely to occur.

In the Purchase Agreement, we have agreed to hold a shareholder meeting by February 17, 2012, to approve a 1 for 500 a reverse stock split of our common stock. If we fail to receive such approval, we will not be able to issue any Notes other than the initial Note, and, if we fail to receive such approval, unless our stock price increases, we will likely be in default of the initial Note issued on or about January 6, 2012, as well as the April 2011 Notes. If we complete the reverse stock split, to the extent that the price of common stock again decreases such that we no longer have sufficient shares of common stock available to us to permit the conversion of the Notes and exercise of the Warrants issued pursuant to the Purchase Agreement, as well as the April 2011 Notes, then we are required to hold additional shareholder meetings to approve additional reverse stock splits or to increase our authorized number of shares of common stock.

If an event of default occurs under the Note, we must redeem the Notes in cash at the greater of 135% of the unconverted principal amount or 135% of the greatest equity value of the shares of common stock underlying the Notes from the date of the default until the redemption is completed.

The conversion price of all the Notes is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of the Notes may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.

April 2011 Note Adjustments

In the Purchase Agreement, Buyer and ICOF agreed to waive all anti-dilution adjustments that would result from the issuance of the securities in the Purchase Agreement with respect to the securities currently held by each of them, except with respect to the April 2011 Notes. As such, each issuance of the Notes pursuant to the Purchase Agreement may result in the downward adjustment of the fixed conversion price set forth in the April 2011 Notes to the lowest Fixed Conversion Price of the Notes issued pursuant to the Purchase Agreement.

Description of Warrants

Pursuant to the terms of the Purchase Agreement, we will also issue to the Buyer up to twelve (12) warrants to acquire shares of common stock, each such issuance to occur along with each purchase of a Note (each a "Warrant," and collectively the "Warrants"). Each Warrant is exercisable any time after issuance and will have a five year term. Each Warrant provides that the holder is initially entitled to purchase the number of shares of common stock equal to 50% of the number of shares of common stock issuable upon conversion in full of the applicable Note (based on initial Fixed Conversion Price of the applicable Note) at an initial exercise price equal to the Fixed Conversion Price of the applicable Note that is issued along with such Warrant. If we make certain dilutive issuances (with limited exceptions), the exercise price of the Warrants will be lowered to the per share price for the dilutive issuances.

To the extent we enter into a fundamental transaction (as defined in the Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Warrants from the holder at its Black-Scholes value.

The exercise price of all the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercisability of the Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.

Security Agreement

Prior to the first closing of the Notes, we agreed to amend the Security Agreement and Guaranty Agreements we entered into in connection with the April 2011 Notes such that the Notes issued pursuant to the Purchase Agreement are secured by a first priority perfected security interest in all of the assets of the Company and its subsidiaries and each subsidiary is a guarantor thereof.

Other Covenants in Purchase Agreement

In the Purchase Agreement, we have agree to, among other things, (i) not issue any securities for a period of six months from the date of the final issuance of Notes pursuant to the Purchase Agreement, (ii) not to enter into a variable rate transaction at any time while the Notes or Warrants are outstanding, and (iii) for a period of one year from the date of the final issuance of Notes pursuant to the Purchase Agreement to allow the Buyer to participate in future financing transactions.

Important Notice regarding the Purchase Agreement, Notes and Warrants

The foregoing descriptions of the Purchase Agreement, the Notes and the Warrants and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement, the Notes and the Warrants. Copies of the Purchase Agreement, the Notes and the Warrants are attached hereto as exhibits and are incorporated herein by reference.

The Purchase Agreement, the Notes and the Warrant have been included to provide investors and security holders with information regarding its terms. They are not intended to provide any other financial information about us or our subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of us or our subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by us.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

4.1 Form of Convertible Note to be issued at the initial closing of the Purchase Agreement

4.2 Form of Convertible Note to be issued at the remaining closings of the Purchase Agreement

4.3 Form of Warrant

10.1 Securities Purchase Agreement by and among COIN, IMF and ICOF

99.1 Press release dated January 3, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

January 3, 2012	By:	Edward J. Gildea

Name: Edward J. Gildea
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

4.1	Form of Convertible Note to be issued at the initial closing of the Purchase Agreement
4.2	Form of Convertible Note to be issued at the remaining closings of the Purchase Agreement
4.3	Form of Warrant
10.1	Securities Purchase Agreement by and among COIN, IMF and ICOF
99.1	Press release dated January 3, 2012